UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

Monster Worldwide, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)           On April 26, 2007, the Board of Directors of Monster Worldwide, Inc. (the “Company”) elected Robert Chrenc as a director.  Mr. Chrenc will serve on the Compensation Committee which he will Chair, the Audit Committee and the Special Litigation Committee.  Pursuant to the Company’s 1999 Long Term Incentive Plan, Mr. Chrenc received 5,000 shares of the Company’s Common Stock, 50% of which vested on the date of grant and the remainder of which will vest on the one year anniversary of the date of grant.  He will also receive $35,000 per year for services as a director, $25,000 per year as Chairman of the Compensation Committee and $1,000 for each Board or Committee meeting, limited to $3,000 per day.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)           99.1         Press release.

(all other items of this report are inapplicable)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Charles Baker
Charles Baker
Senior Vice President and Chief Financial Officer

Dated: April 30, 2007